Exhibit 10.68

FORM OF

AFFYMETRIX, INC.

XXXXXXXXX STOCK OPTION AGREEMENT

Name	Option Number:	XXXXXX
Address1	ID:	XXXXXX
City, State, Zip Code	Plan:	Amended & Restated 2000 Equity Incentive Plan

This XXXXXXXXX Stock Option Agreement (the “Agreement”), is made and entered into between AFFYMETRIX, INC., a Delaware corporation (the “Company”) and _______________ (“Optionee”) residing at the above address.

THE PARTIES AGREE AS FOLLOWS:

                1. Grant of Option.  The Company hereby grants to the Optionee a XXXXXXX Stock Option (the “Option”) to purchase common stock of the Company as specified below, subject to (i) the Terms and Conditions of Grant attached as Exhibit A, and (ii) the Affymetrix, Inc. Amended & Restated 2000 Equity Incentive Plan (the “Plan”) incorporated herein by reference.

                2. Definitions.  As used in this Agreement, including the Terms and Conditions of Grant, the following terms shall have the meanings set forth in this section 2.

2.1	Grant Date:	XXXXXX
2.2	Number of shares covered:	XXX
2.3	Option Termination Date:	XXXXXX
2.4	Exercise Price:	XXXXXX
2.5	Vesting Schedule:	As follows:

Shares	Vest Type	Full Vest
XXX	On Vest Date	XXXXXX
XXX	On Vest Date	XXXXXX
XXX	On Vest Date	XXXXXX
XXX	On Vest Date	XXXXXX

AFFYMETRIX, INC.	OPTIONEE

Company Representative	Name of Optionee

Date	Date

Exhibit A

AFFYMETRIX, INC.

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN AS OF JUNE 10, 2004

TERMS AND CONDITIONS OF GRANT

Tax Treatment

This option is intended to be an incentive stock option or a nonstatutory option, as provided in the Stock Option Grant Agreement. ISO’s will only be granted up to the allowable limit under IRS Regulations.

Vesting	This option becomes exercisable in installments, as shown in the Stock Option Grant Agreement.

No additional shares become exercisable after your service in any one of the positions of employee, consultant or director of the Company (or a subsidiary of the Company) has terminated for any reason.

Term

This option expires in any event at the close of business at Company headquarters on the day before the 7th anniversary of the Date of Grant, as shown in the Stock Option Grant Agreement. (It will expire earlier if your service terminates, as described below.)

Regular Termination

If your service in any one of the positions of an employee, consultant or director of the Company or a subsidiary of the Company terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 90 days after your termination date. The Company determines when your service terminates for this purpose.

Death

If you die as an employee, consultant or director of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability

If your service as an employee, consultant or director of the Company or a subsidiary of the Company terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence

For purposes of this option, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work. Vesting will be suspended during leave of absence unless continued vesting was approved by the Company in writing.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must contact the Company’s preferred broker. The preferred broker will notify the Company of your intent to exercise. With the Company’s approval, you may notify the Company by filing the proper “Notice of Exercise” form. Your notice must specify how many shares you wish to purchase. Your notice must also specify method of receipt of shares (physical certificate or transferred electronically to your broker). The notice will be effective when it is received along with the full payment of the exercise price and any applicable taxes by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms as approved by the committee:

• Your personal check, a cashier’s check or a money order.

•       Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

•       Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•       Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding

•       You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include (subject to committee approval) withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale

By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Company policies (including the Insider Trading Policy) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Exchange of Unexercised Options for SAR

The Company shall have the ability at any time, to substitute stock appreciation rights (“SARs”) for all of your unexercised Options. The grant price of a substitute SAR shall be equal to the exercise price of the replaced Option. Upon exercise of an SAR, you shall receive from the Company an amount equal to (i) the number of Common Shares with respect to which the SAR is exercised multiplied by (ii) the excess of the fair market value of a Common Share on the exercise date over the grant price of the SAR, payable in Common Shares.

Retention Rights

Your option or this Agreement do not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND
CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.